UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2026

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On January 12, 2026, Duolingo, Inc. (the “Company”) issued a press release announcing a preliminary update on certain operating metrics for the three months ended December 31, 2025. These preliminary results are based on the Company’s current estimate of its results for the quarter ended December 31, 2025, and remain subject to change based on the completion of closing and review procedures and the execution of the Company’s internal controls over financial reporting. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, Matthew Skaruppa tendered his resignation as Chief Financial Officer ("CFO") of the Company effective with his successor’s commencement of service and, on January 8, 2026, the Board of Directors (the “Board”) of the Company appointed Gillian Munson as the Company’s Chief Financial Officer and as principal financial officer and principal accounting officer, effective as of February 23, 2026 (the “Effective Date”), succeeding Mr. Skaruppa in these positions as of the Effective Date. Mr. Skaruppa will continue to provide services to the Company under the Transition Agreement described below.

On January 8, 2026, Ms. Munson tendered her resignation as a director of the Company and from the Audit, Risk and Compliance Committee of the Board, subject to her appointment and effective with her commencement of service as Chief Financial Officer.

Neither Mr. Skaruppa nor Ms. Munson resigned because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
Ms. Munson, 55, served as the Chief Financial Officer of Vimeo from April 2022 to September 2025. Prior to this role, she was the Chief Financial Officer of Iora Health, Inc., a healthcare company, from January 2021 until the company’s sale in September 2021, subsequently acting as Special Advisor to the CFO of the acquiring company, One Medical. Ms. Munson was a Venture Partner at Union Square Ventures from April 2019 to July 2021 and served as CFO of XO Group Inc., the parent company of The Knot Inc., a media and technology company from 2013 to 2019. Ms. Munson’s previous positions include Managing Director at Allen & Company LLC, Vice President, Business Development at Symbol Technologies, LLC, and both Executive Director and Senior Equity Analyst at Morgan Stanley. In addition to her service on the Company’s Board, Ms. Munson has served on the board of directors of Phreesia, Inc., a publicly-traded software company, since May 2019, and previously served on the board of directors of Monster Worldwide, Inc. from 2015 to 2016. Ms. Munson holds a B.A. in Political Science and Economics from the Colorado College in Colorado Springs.

Transition and Separation Agreement

In connection with the resignation of Mr. Skaruppa as the Company’s Chief Financial Officer, on January 9, 2026, the Company entered into a Transition and Separation Agreement with Mr. Skaruppa (the “Transition Agreement”), under which Mr. Skaruppa will continue to provide certain services to the Company.

Subject to the terms and conditions of the Transition Agreement, from the Effective Date through November 20, 2026 (the “Transition Period”), Mr. Skaruppa will continue to be employed by the Company in an advisory role in order to provide for a smooth transition. During the Transition Period, Mr. Skaruppa will be eligible to receive the following payments and benefits: (i) a monthly base salary at the rate of $32,292 prorated for any partial month of service; (ii) continued vesting of his outstanding RSU awards according to their original vesting terms subject to Mr. Skaruppa’s continued service through the applicable vesting dates and with the underlying shares to be delivered upon satisfaction of the Supplemental Release Condition (as defined in the Transition Agreement); and (iii) all employee benefit plans available to other part-time senior executives of the Company in accordance with their terms. The Transition Agreement also includes customary provisions regarding confidentiality, non-disparagement, and release of claims.

Offer Letter

In connection with the appointment of Ms. Munson as the Company’s Chief Financial Officer, on January 9, 2026, the Company entered into an offer letter with Ms. Munson (the “Offer Letter”) pursuant to which Ms. Munson is entitled to an annual base salary of $800,000. Ms. Munson will also be eligible to participate in the Duolingo, Inc. 2021 Incentive Award Plan (the “2021 Plan”) on the same terms and conditions applicable to similarly situated executives.

The Offer Letter also provides for a grant of RSUs covering a number of RSUs determined by dividing $14 million by the average closing price of the Company’s Class A common stock by the average closing price of the Company’s Class A common stock over the 30 trading days immediately preceding the grant date (such award, the “Start Date Grant”). The Start Date Grant will be effective 30 days after the Effective Date and vest over four years with 25% of the award vesting on February 15, 2027 and the remainder of the award vesting in equal quarterly installments thereafter, subject to Ms. Munson’s continued service through the applicable vesting dates. The Start Date Grant will be subject to the terms of the Company’s 2021 Incentive Award Plan and an applicable RSU award agreement thereunder. Ms. Munson will also be eligible to participate in and receive the Company’s employment benefits generally available to all Company employees.

The Offer Letter provides for severance in specified circumstances under a form of Change in Control and Severance Agreement. In the event of a Covered Termination other than during a Change in Control Period (each as defined in the form of Severance Agreement), provided Ms. Munson delivers to the Company a general release of all claims, she shall be eligible to receive: (i) a severance payment equal to 12 months of her base salary in effect as of the termination date payable in a cash lump sum; and (ii) COBRA coverage for Ms. Munson and her dependents until the earlier of 12 months from the termination date and the date she and her dependents become eligible for healthcare coverage under another employer’s plan. In the event of a termination during a Change in Control period, in addition to the foregoing, Ms. Munson would also be eligible to receive: (i) a pro-rated portion of her target annual bonus, if applicable, assuming achievement of performance goals at target; and (ii) accelerated vesting of all of her then-outstanding equity awards.

The foregoing descriptions of the Transition Agreement and the Offer Letter do not purport to be complete and are qualified in their entirety by the full text of the Transition Agreement and the Offer Letter, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement by and between the Company and Matthew Skaruppa, dated January 9, 2026.
10.2	Offer Letter by and between the Company and Gillian Munson, dated January 9, 2026
99.1	Press Release dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: January 12, 2026	By:	/s/ Luis von Ahn
Luis von Ahn Chief Executive Officer (Principal Executive Officer)